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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                JANUARY 14, 2005





                               MRO SOFTWARE, INC.
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             (Exact name of Registrant as specified in its charter)



        MASSACHUSETTS                  0-23852                  04-2448516
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(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)



                       100 CROSBY DRIVE, BEDFORD, MA 01730
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              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
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                                 (781) 280-2000





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 14, 2005, the Company adopted the FY '05 Executive Bonus Plan, containing the terms under which the Company's executive officers' cash bonuses will be determined and paid with respect to the Company's fiscal year ending September 30, 2005. Under the FY '05 Executive Bonus Plan:

o Quarterly Performance. Forty (40%) percent of the total bonus is measured and paid quarterly, based on the Company's quarterly revenue and earnings-per-share ("EPS") performance. Payment for revenue performance will start at 97.5% of goal attainment, and payment for EPS performance will be made only at 100% of goal attainment; no incremental bonus above the targeted amount will be payable for over-achievement of quarterly goals.

o Annual Performance. Sixty (60%) percent of the total bonus is based on the Company's annual revenue and EPS performance, with payment for revenue performance starting at 93% of goal attainment, and payment for EPS performance starting at 85.7% of goal attainment. No annual bonus will be payable unless 85.7% of the EPS goal is achieved. In the event that the annual goals were exceeded, payment will be made over and above the 60% target, not to exceed 70% of the total bonus amount targeted under the plan.

ITEM 5.02.    APPOINTMENT OF PRINCIPAL OFFICER.

Effective January 18, 2005, Richard A. Cahill, 49, was appointed as the Company's Executive Vice president of Worldwide Sales. From August 1998 until January 2005 Mr. Cahill held a series of senior management positions at Remedy Corporation and its successors in interest. Remedy Corporation was sold to Peregrine Systems in June 2001. Following Peregrine's bankruptcy in December 2001, Remedy's assets were purchased by BMC Software, Inc. in late 2002. From the fourth calendar quarter of 2003 to the present Mr. Cahill served as Vice President of Worldwide Sales and Services for the Remedy business. Prior thereto, from 2002 to 2003 he served as Vice President and General Manager for Europe, Middle East & Africa; from 2001 to 2002 he served as Vice President of European Operations; from 2000 to 2001 he served as Vice President of Worldwide Professional Services; and from 1998 to 2000 he served as Director of EMEA Operations.

Mr. Cahill will be paid a base salary of approximately $270,000 per year, with a potential for a cash bonus equal to his base salary under and subject to the terms of the Company's FY 2005 Executive Bonus Plan. Mr. Cahill will also receive a one-time signing bonus of approximately $18,500, a monthly car allowance of approximately $2,300, employee benefits under the same terms as made available to other Company employees living in the United Kingdom, and an option to purchase 100,000 shares of Company Stock having an exercise price equal to fair market value on the date of grant vesting 25% one year from the date of grant and thereafter in 36 equal month installments, under and subject to the terms of the Company's Amended and Restated 1999 Equity Incentive Plan. Mr. Cahill's employment agreement provides for his employment for an indefinite term, and allows for termination by either party upon three months' notice; Mr. Cahill is otherwise covered by the Company's Severance Plan.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:       January 19, 2005                    MRO SOFTWARE, INC.


                                                 /s/  Craig Newfield
                                                 ------------------------------
                                                 By:  Craig Newfield
                                                 Title:  V.P. & General Counsel